Exhibit 99.2

JET-PEP, INC. AND AFFILIATED COMPANIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2017, AND DECEMBER 31, 2016

AND FOR THE

NINE-MONTH PERIODS ENDED

SEPTEMBER 30, 2017 AND 2016

ACCOUNTANTS’ COMPILATION REPORT

Jet Pep, Inc. and Affiliated Companies

Holly Pond, Alabama

Management is responsible for the accompanying consolidated financial statements of Jet Pep, Inc. and Affiliated Companies, which comprise the consolidated balance sheets as of September 30, 2017 (unaudited) and December 31, 2016 (audited), and the related consolidated statements of income and stockholder’s equity, and cash flows for the nine-month periods ended September 30, 2017 (unaudited) and 2016 (unaudited), and the related notes to the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  We have performed the compilation engagements in accordance with Statements of Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA.  We did not audit (except for the December 31, 2016 balance sheet) or review the consolidated financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management.  Accordingly, we do not express an opinion, a conclusion, nor provide any form of assurance on these consolidated financial statements.

The December 31, 2016 consolidated balance sheet was audited by us, and we expressed an unmodified opinion on it in our report dated December 22, 2017.   We have not performed any auditing procedures since that date.

/s/ Pearce, Bevill, Leesburg, Moore, P.C.

Birmingham, Alabama

December 22, 2017

JET-PEP, INC. AND AFFILIATED COMPANIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2017 AND DECEMBER 31, 2016

ASSETS
	(unaudited)
	September 30, 2017	December 31, 2016
CURRENT ASSETS
Cash and cash equivalents	$10,082,685	$6,935,721
Accounts receivable, net	2,730,233	2,391,620
Notes receivable	796,670	212,672
Inventories, net	10,286,045	9,340,417
Prepaid expenses	260,041	109,128
TOTAL CURRENT ASSETS	24,155,674	18,989,558

PROPERTY AND EQUIPMENT, NET	45,801,980	50,778,540

OTHER ASSETS
Deposits and investments	247,673	194,180
TOTAL OTHER ASSETS	247,673	194,180

TOTAL ASSETS	$70,205,327	$69,962,278

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,238,396	$5,785,527
Line of credit	1,000,000	-
Current portion of long-term debt	21,181,416	24,772,478
TOTAL CURRENT LIABILITIES	28,419,812	30,558,005

TOTAL LIABILITIES	28,419,812	30,558,005

STOCKHOLDER'S EQUITY
Common stock, $1 par value
issued, and outstanding	14,185	14,185
Retained earnings and additional paid-in capital	41,771,330	39,390,088

TOTAL STOCKHOLDER'S EQUITY	41,785,515	39,404,273

TOTAL LIABILITIES AND STOCKHOLDER'S
EQUITY	$70,205,327	$69,962,278

See accountants’ compilation report.  No assurance is provided on the financial statements.

JET-PEP, INC. AND AFFILIATED COMPANIES
CONSOLIDATED STATEMENTS OF INCOME AND STOCKHOLDER'S EQUITY
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2017 AND 2016

	(unaudited)	(unaudited)
	2017	2016

NET SALES	$169,333,675	$165,523,222

COST OF GOODS SOLD	149,110,804	143,646,103

GROSS PROFIT	20,222,871	21,877,119

OPERATING EXPENSES
Administrative and selling	11,394,015	11,616,463
Depreciation and amortization	5,680,399	5,732,461

Total operating expenses	17,074,414	17,348,924

INCOME FROM OPERATIONS	3,148,457	4,528,195

OTHER INCOME (EXPENSE)
Rent, net of expenses	1,862,981	1,727,691
Interest income	(7,115)	47,373
Interest expense	(603,126)	(667,329)
Gain on sale of property, plant and equipment	288,496	18,879

Total other income (expense)	1,541,236	1,126,614

INCOME BEFORE TAXES	4,689,693	5,654,809

PROVISION FOR INCOME TAXES	94,736	160,900

NET INCOME	4,594,957	5,493,909

STOCKHOLDER'S EQUITY AT BEGINNING OF PERIOD	39,404,273	37,149,887

DISTRIBUTIONS TO STOCKHOLDER	(2,213,715)	(2,917,034)

STOCKHOLDER'S EQUITY AT END OF PERIOD	$41,785,515	$39,726,762

See accountants’ compilation report.  No assurance is provided on the financial statements.

JET-PEP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2017 AND 2016

	(unaudited)	(unaudited)
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,594,957	$5,493,909
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation and amortization	5,680,399	5,732,461
Gain on sale of property and equipment	(288,496)	(18,879)
Adjustments to reconcile net income to net cash
from operating activities:
Accounts receivable, net	(338,613)	(384,149)
Inventories	(945,628)	2,124,050
Prepaid expenses	(150,913)	1,692,382
Deposits and investments	(53,493)	1,765
Accounts payable and accrued expenses	452,869	565,514
CASH FROM OPERATING ACTIVITIES	8,951,082	15,207,053

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of property and equipment	351,604	75,838
Purchases of property and equipment	(766,947)	(861,397)
Changes in notes receivable, net	(583,998)	(4,795)
CASH FROM INVESTING ACTIVITIES	(999,341)	(790,354)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in line of credit	1,000,000	-
Proceeds from issuance of long-term debt	-	10,000,000
Principal payments on long-term debt	(3,591,062)	(19,847,656)
Distributions to stockholder	(2,213,715)	(2,917,034)
CASH FROM FINANCING ACTIVITIES	(4,804,777)	(12,764,690)

NET INCREASE IN CASH	3,146,964	1,652,009

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,935,721	5,139,564

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$10,082,685	$6,791,573

SUPPLEMENTAL CASH FLOW DISCLOSURE -
Cash paid for interest	$603,126	$667,329
Cash paid for income taxes	$94,736	$160,900

See accountants’ compilation report.  No assurance is provided on the financial statements.

JET-PEP, INC. AND AFFILIATED COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2017, AND DECEMBER 31, 2016 AND FOR THE

NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2017 AND 2016

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Nature of Business

Organized in 1982, Jet-Pep, Inc. and Affiliated Companies (the Company) distributes gasoline products to customers, principally at convenience stores across Alabama.

Principles of Consolidation

The consolidated financial statements include the accounts of Jet Pep, Inc. and its wholly-owned subsidiaries, Morris Oil Company, Inc. and Alabama Oil Company of Etowah County, Inc.  Alabama Oil Company of Etowah County, Inc. purchased 95% of the outstanding stock of National Petroleum Equipment, Inc. in 2000.

The following companies are considered to be variable interest entities under generally accepted accounting principles and will be consolidated into the Company:  Bama Terminaling and Trading, LLC; Leader Transport, Inc.; Britton Oil Company, Inc.; Clean Fuels, Inc.; MYRT, Inc.; RDS Properties, Inc.; Tee’s Enterprises, Inc.; R&S Properties, LLC; Norris Properties, LLC; CSE Properties, LLC; C.R. LLC; J.R. LLC; K.E.N. LLC; S.C.N. LLC; RG Norris LLC; CKESS LLC; Robin LLC; and Stephanie LLC.  (the Affiliated Companies)

All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Financial Statement Preparation

The consolidated financial statements are prepared under accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.  The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits.  The Company has not experienced, and does not anticipate, any credit losses on these deposits.

Receivables

Accounts receivable primarily result from the sales of motor fuels to retail customers at retail sites from debit, credit, and fleet card transactions.   The collection of these receivables usually occurs within 3 to 5 business days after the sale has occurred.

Inventories

Motor fuel inventory consists of gasoline, diesel fuel, and other petroleum products that is stored at the terminal and retail sites.  Fuel inventories are valued at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) method.   Supplies inventory consists of pumps, nozzles and other fuel station replacement parts and are valued at the last-in, first-out (LIFO) method.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The recovery periods being used are:

Item	Estimated Useful Life
Equipment	3 to 7 years
Real estate improvements	15 years

Taxes Assessed by Governmental Authorities on Sales Revenue

The Company collects various taxes from customers and remits these amounts to applicable taxing authorities.  The Company’s accounting policy is to exclude these taxes from net sales and cost of goods sold.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the reporting date and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Variable Interest Entities

Accounting principles generally accepted in the United States of America require that if an enterprise is the primary beneficiary of a variable interest entity (VIE), the assets, liabilities, and results of operations of the VIE should be included in the financial statements of the enterprise.  These financial statements have been prepared under generally accepted accounting principles and the assets, liabilities, and results of operations of the 18 affiliated companies have been consolidated into its financial statements.

Uncertain Tax Positions

The Company accounts for uncertain tax positions in accordance with the applicable guidance.  This guidance requires entities to assess their tax positions for the likelihood that they would be overturned upon Internal Revenue Service (IRS) examination or upon examination by state taxing authorities.  In accordance with this guidance, the Company has assessed its tax positions and determined that it does not have any positions at September 30, 2017 and December 31, 2016 that it would be unable to substantiate.  Under statute, the Company is subject to IRS and state taxing authority review for tax years 2014 through 2016.  The Company has filed tax returns through 2016.

Environmental Matters

Liabilities for future remediation costs are recorded when environmental assessments from governmental regulatory agencies and/or remedial efforts are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals generally are based on the completion of investigations or other studies or a commitment to a formal plan of action. Environmental liabilities are based on best estimates of probable undiscounted future costs using currently available technology and applying current regulations, as well as our own internal environmental policies. Environmental liabilities are difficult to assess and estimate due to uncertainties related to the magnitude of possible remediation, the timing of such remediation and the determination of our obligation in proportion to other parties. Such estimates are subject to change due to many factors, including the identification of new retail sites requiring remediation, changes in environmental laws and regulations and their interpretation, additional information related to the extent and nature of remediation efforts and potential improvements in remediation technologies.

The Company participates in the Alabama Department of Environmental Management (ADEM) Trust Fund program, which covers costs for eligible investigative and correction action site activities.  No environmental liability has been recorded at September 30, 2017 and December 31, 2016 due to the participation in this program.

Income Taxes

Jet-Pep, Inc. has elected under the Internal Revenue Code to be taxed as an S corporation.  In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the company’s taxable income.  Therefore, no provision or liability for income taxes has been included in the accompanying consolidated financial statements for Jet-Pep, Inc.

National Petroleum Equipment, Inc. is a taxable corporation and files federal and state tax returns.   As such, the accompanying consolidated financial statements contain a provision for income taxes.

Income Taxes - Continued

The Affiliated Companies are limited liability companies.  A provision for federal and state income taxes has not been reflected in the accompanying consolidated financial statements since any taxable income or loss of the Affiliated Companies is includable in the separate tax returns of the Affiliated Companies’ members.

2.  INVENTORY

Inventories consisted of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Gasoline	$ 6,768,207	$ 4,868,157
Diesel	527,451	1,654,351
Ethanol	1,021,830	1,158,563
Other petroleum products	822,789	378,941
Supplies	1,145,768	1,280,405
	$ 10,286,045	$ 9,340,417

3.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Land	$ 14,225,942	$ 13,835,643
Building and improvements	28,585,249	28,508,421
Equipment	73,301,436	73,064,724
Less: Accumulated depreciation	116,112,627 (64,630,248)	114,877,125 (64,630,248)
	$ 45,801,980	$ 50,778,540

Depreciation expense on property and equipment was $5,680,399 and $5,732,461 for the nine-month periods ended September 30, 2017 and 2016.

4.  LINE OF CREDIT

The Company has a $15,000,000 line of credit agreement with a bank. There was $1,000,000 and $0 outstanding as of September 30, 2017 and December 31, 2016, respectively.  Borrowings under the agreement are subject to a variable interest rate based on the 30-day LIBOR interest rate plus 2.0% (2.77% at September 30, 2017).  The agreement is secured by all of the assets of the Company, personally guaranteed by the stockholder, and matures in June 2018.

The Company has a $5,500,000 line-of-credit agreement with a bank. There was no outstanding balance as of September 30, 2017 and December 31, 2016.  Borrowings under the agreement are subject to a variable interest rate based on the 30-day LIBOR interest rate plus 3.0% (3.77% at September 30, 2017) not to be less than 3.5%.  The agreement is secured by all of the assets of the Company, personally guaranteed by the stockholder, and matured in June 2017.

5.  LONG-TERM DEBT (See Note 9)

Long-term debt consists of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Note payable - bank, due in monthly installments of $101,848, including interest at 3% per year, maturing in 2019, secured by the personal guarantee of the stockholder.	$ 2,465,277	$ 3,313,863
Note payable - bank, due in monthly installments of $83,333, including interest at the 30-day LIBOR interest rate plus 2.5% (3.25% at September 30, 2017), maturing in 2019, secured by real estate, equipment and personal guarantee of the stockholder.	8,666,667	9,416,667
Note payable - bank, due in monthly installments of $69,368, including interest at 4.13% per year, maturing in 2017, secured by real estate and the personal guarantee of the stockholder and related parties. The Company is subject to certain debt covenants. The Company was in violation of one of those covenants, of which the violation has been waived.	-	341,171
Note payable - bank, due in monthly installments of $116,398, including interest at 3% per year, maturing in 2019, secured by real estate, the personal guarantee of the stockholder, and the related parties not included in the consolidation.	2,817,459	3,787,272

5.  LONG-TERM DEBT - CONTINUED

	September 30, 2017	December 31, 2016
Note payable - financial institution, 0% interest, due in monthly installments of $4,961, matures in December 2020, secured by equipment.	193,484	238,135
Note payable - financial institution, due in monthly installments of $81,247, including interest at the 30-day LIBOR interest rate plus 2.0% (3.00% at September 30, 2017) maturing in September 2018, secured by property and equipment.	6,713,268	7,593,851
Note payable - other	325,261	325,261
Long-term debt - current	$ 21,181,416	$ 24,772,478

6.  RETIREMENT PLAN

The Company sponsors a profit sharing and 401(k) Plan covering all employees.  The Plan provides for contributions in such amounts as the Board of Directors may determine annually but not to exceed the amount deductible for federal income tax purposes.  Profit sharing expense totaled $31,021 and $28,470 for the nine-month periods ended September 30, 2017 and 2016.

7.  LEASES

Lease terms are from 5 to 20 years on leased stations.  At September 30, 2017 and 2016, rent expense on leased facilities totaled $181,032 for both periods.

As of September 30, 2017, the future minimum annual lease payments and sublet income under the Company’s current lease arrangements are as follows:

	Lease Payments	Sublet Income
2018	$ 146,950	$ 34,900
2019	141,000	30,000
2020	93,500	30,000
2021	84,000	30,000
2022	77,000	25,000
Thereafter	52,500	-
	$ 594,950	$ 149,900

8.  COMMITMENTS AND CONTINGENCIES

The Company committed to purchase approximately 130,000 barrels of unleaded regular conventional gasoline, 5,000 barrels of unleaded premium conventional gasoline, and 15,000 barrels of ultra-low sulfur diesel at the market price of the respective grade gasoline upon the date of delivery.  Delivery under these commitments occurred during 2016.

9.   SUBSEQUENT EVENT – SALE OF COMPANY

On November 28, 2017, the Company closed on the sale of substantially all of its assets to CrossAmerica Partners LP and Circle K Stores, Inc.  CrossAmerica Partners LP acquired 101 commission operated retail sites, comprised of 92 fee sites, 5 lease sites, and 4 independent commission accounts.  Circle K Stores, Inc. acquired a fuel terminal, associated trucking equipment and 18 retail sites.

Certain of the Company’s notes payable were paid off at closing of the transaction.  As such, outstanding balances as of September 30, 2017 that were paid off at closing are presented as current liabilities.